EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File No. 333-224463; File No. 333-262696) and Form F-3 (File No. 333-280348; File No. 333-290193) of our report dated February 10, 2026 relating to the consolidated financial statements of Farmmi, Inc. included in its annual report on Form 20-F for the years ended September 30, 2025, 2024 and 2023. We also consent to the reference to us under the heading “Experts” in such registration statements.

/s/ YCM CPA INC.

PCAOB ID 6781

Irvine, California

February 10, 2026